                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        Date of Report: December 18, 2001

                              Medix Resources, Inc.
             (Exact name of registrant as specified in its charter)

          Colorado                    0-24768                 84-1123311
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)

     305 Madison Avenue, Suite 2033, New York, NY                10165
       (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (212) 697-2509

Item 5. Other Events. During its publicly announced conference call with shareholders and other interested parties held on December. 18, 2001, Medix
Resources, Inc. announced that its business plan indicated that the following financial goals could be attained provided adequate financing is available to fund the deployment of the Cymedix product suite to physicians and physicians adopt and use the technology according to the plan's assumptions:

2002 - Revenue - $3.6MM; $10.6MM Loss
2003 - Revenue - $41.4MM; $19.2MM Net Income
2004 - Revenue - $142.2MM; $93.5MM Net Income

Adoption Assumptions

12,000 physicians per market, 2 markets rolled out per year

In addition the company reiterated its previous announcement to introduce its new product suite, Cymedix III during the first quarter of 2002.

The next conference call will be held on March, 19, 2002.

Information herein contains forward-looking statements that involve risks and uncertainties that might adversely affect the Company's operating results in the future to a material degree. Such risks and uncertainties include, without limitation, the ability of the Company to raise capital to finance the development of its software products, the effectiveness and the marketability of those products, the ability of the Company to protect its proprietary information, and the establishment of an efficient corporate operating structure as the Company grows. These and other risks and uncertainties are presented in detail in the Company's Form 10-KSB for 2000,and its Form 10-Q for the third quarter of 2001, which were filed with the Securities and Exchange Commission.
This information is available from the SEC or the Company

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MEDIX RESOURCES, INC.

Date: December 21, 2001                         By: Gary L. Smith
                                                    Executive Vice President and
                                                    Chief Financial Officer